UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 4, 2010

SONOMA VALLEY BANCORP
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	000-31929 (Commission File No.)	68-0454068 (I.R.S. Employer Identification No.)

202 West Napa Street, Sonoma, California          95476
(Address of principal executive offices)                 (Zip Code)

(707) 935-3200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement

Effective August 4, 2010, the Company entered into an agreement with the Federal Reserve Bank of San Francisco. The agreement is equivalent to the Consent Order issued to Sonoma Valley Bank effective May 18, 2010 and is routinely requested by the Federal Reserve Bank of San Francisco following the issuance of such an order relating to a holding company’s subsidiary bank. The agreement, among other requirements, provides that the Company will: provide quarterly progress reports; take steps to ensure that the Bank complies with the Consent Order; seek regulatory consent to pay cash dividends or to incur, increase or guarantee any debt; secure prior approval for the appointment of any new director or senior executive officer; submit annual cash flow projections; and submit for approval a capital plan to maintain sufficient capital on a consolidated basis. A full copy of the Written Agreement is attached as an exhibit to this report and incorporated herein by reference. The above description of the Written Agreement is qualified by reference to the full text of the Written Agreement filed herewith.

Item 9.01. Exhibits

    Exhibit. The following exhibit is being filed herewith:

    Exhibit No.     Description

10.1	Written Agreement issued by the Federal Reserve Bank of San Francisco to Sonoma Valley Bancorp entered into on August 4, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOMA VALLEY BANCORP,
a California Corporation

Date:	August 4, 2010	/s/Sean C. Cutting
Sean C. Cutting
Chief Executive Officer